   As filed with the Securities and Exchange Commission on February 25, 2002
                                                      Registration No. 333-81652

================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              -------------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      to
                                   FORM S-3

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                              -------------------

                    ENTRAVISION COMMUNICATIONS CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
                        (State or Other Jurisdiction of
                        Incorporation or Organization)

    2425 Olympic Boulevard, Suite 6000 West, Santa Monica, California 90404
                                (310) 447-3870
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

                                Walter F. Ulloa
                     Chairman and Chief Executive Officer
    2425 Olympic Boulevard, Suite 6000 West, Santa Monica, California 90404
                                (310) 447-3870
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                                   Copy to:

                              -------------------

                            Lance Jon Kimmel, Esq.
                                Foley & Lardner
                     2029 Century Park East, 35/th/ Floor
                         Los Angeles, California 90067
                      (310) 277-2223; Fax: (310) 557-8475

                              -------------------

     This Post-Effective Amendment No. 1 is being filed for the purpose of deregistering 302,721 shares of the registrant's Class A common stock which remained unissued at the conclusion of the transaction to which the Registration Statement relates.

     The Registration Statement covered 3,896,580 shares of the registrant's Class A common stock. At the conclusion of the transaction to which the Registration Statement relates, 3,593,859 shares of the registrant's Class A common stock had been issued.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 Post-Effective Amendment No. 1 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 22nd day of February, 2002.

                                          Entravision Communications Corporation



                                          By:        /s/ Walter F. Ulloa
                                              ----------------------------------
                                                       Walter F. Ulloa,
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

            Signature                                     Title                                  Date
            ---------                                     -----                                  ----
          /s/ Walter F. Ulloa                 Chairman and Chief Executive Officer            February 22, 2002
----------------------------------------         (principal executive officer)
              Walter F. Ulloa

        /s/ Philip C. Wilkinson              President, Chief Operating Officer and           February 20, 2002
----------------------------------------                   Director
            Philip C. Wilkinson

                                             Executive Vice President, Treasurer and          February 20, 2002
          /s/ Jeanette Tully               Chief Financial Officer (principal financial
----------------------------------------    officer and principal accounting officer)
              Jeanette Tully

           /s Paul A. Zevnik                         Secretary and Director                   February 20, 2002
----------------------------------------
              Paul A. Zevnik


_________________________________________                   Director                          February __, 2002
            Darryl B. Thompson

         /s/ Amador S. Bustos                               Director                          February 20, 2002
----------------------------------------
             Amador S. Bustos

         /s/ Andrew W. Hobson                               Director                          February 21, 2002
----------------------------------------
             Andrew W. Hobson

        /s Michael D. Wortsman                              Director                          February 19, 2002
----------------------------------------
           Michael D. Wortsman

            Signature                                        Title                                  Date
            ---------                                        -----                                  ----
         /s/ Michael S. Rosen                               Director                          February 20, 2002
----------------------------------------
             Michael S. Rosen

        /s/ Esteban E. Torres                               Director                          February 21, 2002
----------------------------------------
            Esteban E. Torres


        /s/ Patricia Diaz Dennis                            Director                          February 20, 2002
----------------------------------------
            Patricia Diaz Dennis

                                     II-2